UNITED STATES
  SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported) :    March 2, 2009

SUNRISE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

NEVADA	000-52518	20-8051714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1108 West Valley Blvd, Suite 6-399, Alhambra, CA	91803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (626) 407-2618

SUNRISE HOLDINGS LIMITED
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement

On March 2, 2009, we entered into a Purchase Agreement (the "Purchase Agreement"), pursuant to which we sold to Xuguang Sun, an affiliated party ("Buyer"), all of the issued and outstanding common stock of our subsidiary, eFuture International Limited ("eFuture"), for $2,000 in cash. The details of the sale, including all of the information required by Item 1.01 of this Current Report on Form 8-K (this "Report"), are set forth in Item 2.01 "Acquisition or Disposition of Assets" below, the contents of which are incorporated by reference herein.

Section 2       Financial Information

ITEM 2.01    Completion of Acquisition or Disposition of Assets

Pursuant to the Purchase Agreement, on March 2, 2009, we sold to the Buyer all of the issued and outstanding common stock of our subsidiary, eFuture International Limited, for $2,000 in cash. At the time of the purchase, eFuture International Limited is a shell corporation with no assets and liabilities.

ITEM 9.01     Financial Statements and Exhibits

(a)      Financial Statements

           None

(d)      Exhibits

           Form of Bill of Sale

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunrise Holdings Limited
Date: March 6, 2009

	By:	/s/ Xuguang Sun
Xuguang Sun, President and Chief Executive Officer